Exhibit 10(b)15
REALLOCATION AGREEMENT
AMONG
ARKANSAS POWER & LIGHT COMPANY
LOUISIANA POWER & LIGHT COMPANY
MIDDLE SOUTH ENERGY, INC.
MISSISSIPPI POWER & LIGHT COMPANY
NEW ORLEANS PUBLIC SERVICE INC.

THIS REALLOCATION AGREEMENT, dated as of the 28th day of July, 1981 among Arkansas Power & Light Company (AP&L), Louisiana Power & Light Company (LP&L), Middle South Energy, Inc. (MSE), Mississippi Power & Light Company (MP&L), and New Orleans Public Service Inc. (NOPSI), covers and pertains to the rights, benefits and obligations of the Parties with respect to the MSE share of the Grand Gulf Nuclear Project (Project) and in particular Section 4 of the Second Amendment to Availability Agreement dated June 15, 1981, and Section 3 of the Power Purchase Advance Payment Agreement dated June 15, 1981,
WITNESSETH THAT:
WHEREAS, pursuant to the intent espoused in the Second Amendment to Availability Agreement regarding the capacity and energy available to MSE from Unit No. 1 and Unit No. 2 of the Project, AP&L, LP&L, MP&L, and NOPSI (System Companies) desire to allocate such capacity and energy and operating expenses associated therewith on a fixed percentage basis rather than in accordance with the System Agreement; and
WHEREAS, it is desirable for each of the System Companies to have available to it for the benefit of its customers base generating units fueled with solid fuel (i.e., nuclear or coal) in order to provide reliable service at reasonable costs and reduce the degree of dependence on scarce and high cost petroleum and natural gas as boiler fuel; and
WHEREAS, AP&L, now and for the foreseeable future, has a greater proportion of base generating capacity fueled with coal and nuclear in relation to its customers’ needs than the other System Companies; and
WHEREAS, the System Companies have entered into a Memorandum of Understanding dated July 21, 1980 which established fixed allocation percentages from Unit No. 1 and Unit No. 2 of the Project that differ from the percentage allocations established in Section 4 of the Second Amendment to the Availability Agreement, and Section 3 of the Power Purchase Advance Payment Agreement; and
WHEREAS, it is intended that the System Companies that will, under the terms of this Agreement, have allocations of MSE’s share of the capacity and energy from Unit No. 1 and Unit No. 2 of the Project are willing to undertake to fulfill, in proportion to such allocations, any responsibilities and obligations of AP&L, which will have no allocation of capacity and energy from the Project; and
WHEREAS, AP&L is willing to relinquish any rights, benefits and interest in the Project.
NOW THEREFORE, in consideration of the terms and conditions hereinafter set forth, the Parties hereto agree with each other as follows:

1.	All of the capacity and energy available to MSE from both Unit No. 1 and Unit No. 2 of the Project will be allocated to LP&L, MP&L and NOPSI according to the following percentages:

	Unit No. 1	Unit No. 2
LP&L	38.57%	26.23%
MP&L	31.63%	43.97%
NOPSI	29.80%	29.80%
	100.00%	100.00%

These allocations of capacity and energy available from Unit No. 1 and Unit No. 2 of the Project, as between the companies holding such allocations, may be changed by mutual agreement of such companies.

2.
An agreement between LP&L, MSE, MP&L and NOPSI will be executed in form for filing with the Federal Energy Regulatory Commission in accordance with Part 35 of the Commission's Regulations establishing the terms, conditions and rates for the sale of capacity and energy from MSE to LP&L, MP&L and NOPSI.

3.
LP&L, MP&L and NOPSI, in consideration of their increased allocations of the capacity and energy available to MSE from the Project, hereby agree severally and not jointly to assume and discharge in proportion to their respective new allocations any responsibilities and obligations of AP&L contained in the Availability Agreement dated June 21, 1974 as amended June 30, 1977 and June 15, 1981; the Power Purchase Advance Payment Agreement dated June 15, 1981; the First, Fourth and Fifth Assignments of Availability Agreement, Consent and Agreement, dated respectively, as of June 30, 1977, March 20, 1980, and June 15, 1981, each between MSE, the System Companies and Manufacturers Hanover Trust Company as Agent for various banks; the Second and Third Assignments of Availability Agreement, Consent and Agreement, dated respectively, as of June 30, 1977 and January 1, 1980, each between MSE, the System Companies and United States Trust Company and Malcolm J. Hood, as Trustees; and hereby agree to hold AP&L harmless from such responsibilities and obligations.

4.	AP&L hereby relinquishes any and all rights, benefits and interest it may have now or in the future with respect to the Project and capacity and energy from it.

5.
In the event LP&L, MP&L or NOPSI fail to fulfill the obligations and responsibilities of AP&L to MSE, assumed hereunder, AP&L shall fulfill such obligations and responsibilities to MSE, but in such event AP&L shall then be entitled to any and all rights, benefits and interest with respect to the Project which any such company would have had but for such company’s failure to fulfill such obligations and responsibilities assumed hereunder.

6.
For System Agreement purposes, all capacity available to MSE from the Project and allocated hereunder will be counted as “Capability” under the System Agreement but neither Unit No. 1 nor Unit No. 2 of the Project will be classified as a “Participation Unit” inasmuch as such Units do not qualify under the definition for this term as it is set forth in the System Agreement.

7.	The effectiveness of this Agreement is subject to the receipt of all necessary regulatory approvals.
IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be signed in its name and on its behalf by its President, attested by its Secretary or an Assistant Secretary, both being duly authorized.

Attest:	ARKANSAS POWER & LIGHT COMPANY
/s/ R. J. Estrada Assistant Secretary	by:/s/ Jerry Maulden President

Attest:	LOUISIANA POWER & LIGHT COMPANY
/s/ R. J. Estrada Assistant Secretary	by:/s/ J. M. Wyatt President

Attest:	MIDDLE SOUTH ENERGY, INC.
/s/ D. E. Stapp Secretary	by:/s/ F. W. Lewis President

Attest:	MISSISSIPPI POWER & LIGHT COMPANY
/s/ R. J. Estrada Assistant Secretary	by:/s/ D. C. Lutken President

Attest:	NEW ORLEANS PUBLIC SERVICE INC.
/s/ R. J. Estrada Assistant Secretary	by:/s/ James M. Cain President